Exhibit 10.34
[NUMBER] shares of Common Stock
INVERNESS MEDICAL INNOVATIONS PLC (“the Company”)
HM REVENUE AND CUSTOMS SHARE OPTION PLAN (2007) (“the Plan”)
THIS IS TO CERTIFY THAT: [NAME OF PARTICIPANT]
WAS ON [DATE OF GRANT] GRANTED SUBJECT TO THE RULES OF THE PLAN AN OPTION TO ACQUIRE [NUMBER OF OPTION SHARES] SHARES OF COMMON STOCK OF $0.001 EACH IN THE CAPITAL OF THE COMPANY AT AN OPTION PRICE OF [PRICE] DOLLARS PER SHARE.
The Option is first exercisable in stages pursuant to Rule 2.6 of the Plan as follows:

Proportion of Shares over which
	the Option may be exercised from	Cumulative proportion of the Shares
Specified Anniversary	the Specified Anniversary	which the Option may be exercised
1st anniversary of the Date of Grant	One quarter of the Shares subject to the Option, rounded up if necessary to nearest whole Share.	One quarter of the Shares subject to the Option, rounded up if necessary to nearest whole Share

2nd anniversary of the Date of Grant	One quarter of the Shares subject to the Option, rounded up if necessary to nearest whole Share.	Half of the Shares subject to the Option, rounded up if necessary to nearest whole Share.

3rd anniversary of the Date of Grant	One quarter of the Shares subject to the Option, rounded up if necessary to nearest whole Share.	Three quarters of the Shares subject to the Option, rounded up if necessary to nearest whole Share.

4th anniversary of the Date of Grant	The Shares subject to the Option over which the Option has not before that date become exerciseable.	All of the Shares subject to the Option.
In accordance with Rule 6.8 of the Plan, the Grantor has determined that it shall NOT be a condition of exercise of this Option for you to be responsible for paying any employer’s national insurance contributions arising as a result of the exercise of this Option.
In witness whereof this certificate is executed as a deed and delivered on the date of grant mentioned above.

SIGNED as a deed by	)
INVERNESS MEDICAL INNOVATIONS INC	)
acting by	)
David Teitel, Treasurer
Notes:
1.	The Option is not assignable but may be exercised by your estate in the event of your death.

2.	A Participant may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Option.

INVERNESS MEDICAL INNOVATIONS INC
HM REVENUE AND CUSTOMS SHARE OPTION PLAN (2007) (“the Plan”)
Notice of Exercise of an Option
To: The Company Secretary
I hereby exercise the option certified by the option certificate enclosed with this notice (“Option”) in respect of                 (insert number) shares of common stock over which the Option subsists, and request the allotment and issue or transfer to me of those shares in accordance with the rules of the Plan and the By-laws of the Company.
I enclose a cheque made payable to Inverness Medical Innovations Inc in the sum of $                being an amount equal to the number of shares mentioned above multiplied by the option price specified on the enclosed option certificate.

Name (Block capitals):

Address:

Signature:	Date:
Notes:
1.	Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany this form.

2.	IMPORTANT: If your Option is exercised within three years of the date of grant, (otherwise than as a result of injury, disability, redundancy or retirement in circumstances where such exercise occurs within 6 months of the day on which you cease to be an employee of a Participating Company) you will be liable to income tax on any gain which arises on exercise and you should complete Notice of Exercise (2) instead. Your personal representative will not be subject to any income tax should they exercise your Option following your death. If you are unsure of the tax liabilities that may arise, you should take appropriate professional advice before exercising your Option.

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